Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS

BRENTWOOD, Tenn. – August 5, 2020 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the second quarter of 2020.

Financial Highlights – Second Quarter 2020

•	Total revenue of $472.6 million, a decrease of 3.6%

o	CoreCivic Safety revenue of $424.1 million

o	CoreCivic Community revenue of $26.0 million

o	CoreCivic Properties revenue of $22.5 million

•	Net income attributable to common stockholders of $22.2 million

•	Diluted EPS of $0.18

•	Adjusted diluted EPS of $0.33

•	Normalized FFO per diluted share of $0.56

•	Adjusted EBITDA of $101.1 million

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “I want to, once again, say a special thank you to our professionals across the country who have continued to provide selfless and extraordinary service to our government partners and individuals entrusted in our care during a time of unprecedented challenge. We continue to closely monitor developments and guidance from our government partners and public health officials, including the CDC, for prevention and addressing of positive COVID-19 cases, and we have continuously implemented updated policies and procedures in response.

Commenting on the improvement in financial results in the second quarter of 2020 from the first quarter of 2020, Hininger continued, “Our financial performance has remained strong and our cash flow generation has once again shown its resiliency, even in light of the far-reaching impacts of the global pandemic, which began to impact our financial results at the end of the first quarter of 2020. We are pleased with our operational response throughout this unprecedented year and remain prepared to quickly respond to the changing needs of our government partners, as they develop.”

Second Quarter 2020 Financial Results Compared With Second Quarter 2019

Net income attributable to common stockholders generated in the second quarter of 2020 totaled $22.2 million, or $0.18 per diluted share, compared with $48.6 million, or $0.41 per diluted share, in the second quarter of 2019. Adjusted for special items, net income in the second quarter of 2020 was $39.6 million, or $0.33 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the second quarter of 2019 of $56.4 million, or $0.47 per diluted share. Special items in the second quarter of 2020 included $11.7 million in asset impairments, $8.2 million in expenses associated with COVID-19 (including $6.3 million of

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Second Quarter 2020 Financial Results

“hero bonuses” for front line facility staff), $0.3 million of expenses associated with the evaluation of corporate structure alternatives, and a $2.8 million gain on the sale of real estate assets. Special items in the second quarter of 2019 included $4.7 million in asset impairments, $2.7 million in facility start-up expenses, and $0.4 million of expenses associated with mergers and acquisitions (M&A).

Funds From Operations (FFO) was $57.4 million, or $0.47 per diluted share, in the second quarter of 2020, compared to $79.2 million, or $0.66 per diluted share, in the second quarter of 2019. Normalized FFO, which excludes the special items described above, was $67.8 million, or $0.56 per diluted share, in the second quarter of 2020, compared with $82.6 million, or $0.69 per diluted share, in the second quarter of 2019.

EBITDA was $83.7 million in the second quarter of 2020, compared with $107.5 million in the second quarter of 2019. Adjusted EBITDA was $101.1 million in the second quarter of 2020, compared with $115.3 million in the second quarter of 2019. Adjusted EBITDA excludes the special items described above.

Financial results in the second quarter of 2020, compared with the second quarter of 2019, decreased primarily because of lower utilization of our existing contracts with Immigration and Customs Enforcement, or ICE, and modest utilization declines across many of our state-level contracts due to the ongoing impact of COVID-19. These declines in contract utilization were partially offset by utilization under new contracts executed in 2019 with (i) the U.S. Marshals Service, or USMS, to activate our previously idle 1,422-bed Eden Detention Center in Texas, (ii) ICE to activate our previously idle 910-bed Torrance County Detention Facility in New Mexico and to utilize capacity at our 2,232-bed Adams County Correctional Center in Mississippi, and (iii) the states of Mississippi and Kansas to utilize available capacity at our 2,672-bed Tallahatchie County Correctional Facility in Mississippi and our 1,896-bed Saguaro Correctional Facility in Arizona, respectively.

Second Quarter 2020 Financial Results Compared With First Quarter 2020

Excluding special items, adjusted net income in the second quarter of 2020 was $39.6 million, or $0.33 per diluted share, compared with net income in the first quarter of 2020 of $33.2 million, or $0.27 per diluted share, and adjusted net income in the first quarter of 2020 of $37.2 million, or $0.30 per diluted share. Normalized FFO was $67.8 million, or $0.56 per diluted share, in the second quarter of 2020, compared with $65.3 million, or $0.54 per diluted share, in the first quarter of 2020. Adjusted EBITDA was $101.1 million in the second quarter of 2020, compared with $100.4 million in the first quarter of 2020. Special items in the first quarter of 2020 included $0.5 million in asset impairments, $3.1 million of deferred tax expense related to our Kansas lease structure, and $0.3 million of expenses associated with M&A.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Second Quarter 2020 Financial Results

Balance Sheet and Liquidity as of June 30, 2020

As of June 30, 2020, cash on hand was $363.8 million, with an additional $154.2 million available under our revolving credit facility, reflecting a partial draw we made out of an abundance of caution in the first quarter of 2020 to strengthen our liquidity position and to maintain balance sheet flexibility as we manage through uncertainties associated with the COVID-19 pandemic. In July 2020, we repaid $50.0 million of amounts drawn on our revolving credit facility in the first quarter of 2020, and expect to continue to pay-down debt during the remainder of 2020 with substantial cash flow generated from operations. Net cash provided by operating activities was $98.9 million during the second quarter of 2020, compared with $75.4 million in the first quarter of 2020, with the increase including positive fluctuations in working capital balances. We have no material capital commitments, and no debt maturities until October 2022, when $250.0 million of 5.0% unsecured notes matures.

Business Development Update

Update on Lease of Southeast Correctional Complex.

On December 9, 2019, we entered into a lease with the Commonwealth of Kentucky Department of Corrections for our previously idled 656-bed Southeast Correctional Complex in Wheelwright, Kentucky. The lease commenced July 1, 2020, has an initial term of ten years and includes five two-year renewal options. We expect to report annual revenue of $4.1 million associated with this lease. The facility had previously been idle since 2012.

Expanded Management Contract with the State of Mississippi. On January 9, 2020, we announced that we entered into a new emergency contract with the state of Mississippi to care for up to 375 of Mississippi’s inmates at our Tallahatchie facility in Mississippi, to assist the State with significant challenges in its correctional system. The contract had a term of ninety days, which the State could extend for up to two additional ninety-day terms. The State subsequently expanded the contract to 1,000 inmates and exercised the extension options through October 4, 2020. As of June 30, 2020, we cared for 565 inmates from Mississippi.

Idling of Cimarron Correctional Facility and Tulsa Transitional Center in Oklahoma. During the third quarter of 2020, largely due to a lower number of inmate populations in the state of Oklahoma resulting from COVID-19, combined with the consequential impact of COVID-19 on the State’s budget, we agreed with the State to idle our 1,692-bed Cimarron Correctional Facility during the third quarter of 2020. We also transferred the remaining resident populations at our 390-bed Tulsa Transitional Center to Oklahoma’s system, idling the Tulsa facility during the third quarter of 2020. During 2019, and for the six months ended June 30, 2020, the Cimarron and Tulsa facilities generated total facility net operating income of $2.5 million and incurred an operating loss of $1.0 million, respectively. During the second quarter of 2020, we also recognized an asset impairment of $9.8 million on one of the residential reentry facilities in Oklahoma, based on its anticipated use as a commercial real estate property rather than a reentry facility.

Second Quarter 2020 Financial Results

Notice to Exit Two Managed-Only Contracts

During July 2020, we provided notice to our customers at the 1,046-bed Silverdale Detention Center and the 1,348-bed Metro-Davidson County Detention Facility, both in Tennessee, of our intent to terminate the contracts at these managed-only facilities. We expect to transition operations of both facilities during the fourth quarter of 2020. During 2019 and for the six months ended June 30, 2020, these facilities generated total facility net operating income of $0.8 million and incurred an operating loss of $2.3 million, respectively. As a result of these expected contract terminations, during the second quarter of 2020, we also recognized goodwill impairments of $2.0 million associated with these two managed-only facilities.

Financial Guidance

On April 1, 2020, we withdrew our financial guidance because of uncertainties associated with COVID-19, and do not expect to provide financial guidance until we have further clarity around the uncertainties which continue to exist. Our business is very durable, and continues to generate cash flow even during these unprecedented disruptions to the economy and criminal justice system. This resiliency is due to the essential nature of our facilities and services in our Safety and Community segments, further enhanced by the diversification and stability of our Properties segment, all supported by payments from highly rated federal, state, and local government agencies.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter of 2020. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the third quarter of 2020. Written materials used in the investor presentations will also be available on our website beginning on or about August 5, 2020. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, August 6, 2020, to discuss our second quarter 2020 financial results and the Company’s recently announced plan to revoke its Real Estate Investment Trust (REIT) election and become a taxable C corporation effective January 1, 2021, which was announced

Second Quarter 2020 Financial Results

in a separate press release earlier today. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The live broadcast can also be accessed by dialing 800-367-2403 in the U.S. and Canada, including the confirmation passcode 4791391. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on August 6, 2020, through 1:00 p.m. central time (2:00 p.m. eastern time) on August 14, 2020. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 8097453.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) whether revoking our REIT election and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (ii) our ability to identify and consummate the sale of certain non-core assets at attractive prices; (iii) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19; (iv) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention, and reentry facilities; (v) the location and duration of shelter in place orders associated with COVID-19 that disrupt the criminal justice system, along with government policies or prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities; (vi) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract

Second Quarter 2020 Financial Results

renewals and renegotiations, per diem rates, and occupancy; (vii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (viii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (ix) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (x) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including but not limited to, the continued utilization of the South Texas Family Residential Center (STFRC) by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (xi) our ability to successfully identify and consummate future development and acquisition opportunities and our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (xii) our ability following revocation of our REIT election to identify and initiate service opportunities that were unavailable under the REIT structure; (xiii) our ability to meet and maintain qualification for taxation as a REIT for the years the Company elected REIT status; and (xiv) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Second Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS	June 30, 2020	December 31, 2019
Cash and cash equivalents	$363,772	$92,120
Restricted cash	18,968	26,973
Accounts receivable, net of credit loss reserve of $5,590 and $3,217, respectively	246,114	280,785
Prepaid expenses and other current assets	39,552	35,507

Total current assets	668,406	435,385
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,538,148 and $1,510,117, respectively	2,725,179	2,700,107
Other real estate assets	232,750	238,637
Goodwill	48,569	50,537
Non-current deferred tax assets	14,475	16,058
Other assets	350,363	350,907

Total assets	$4,039,742	$3,791,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$256,708	$337,462
Current portion of long-term debt	37,239	31,349

Total current liabilities	293,947	368,811
Long-term debt, net	2,227,319	1,928,023
Deferred revenue	5,653	12,469
Other liabilities	107,642	105,579

Total liabilities	2,634,561	2,414,882

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 119,631 and 119,096 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,196	1,191
Additional paid-in capital	1,827,174	1,821,810
Accumulated deficit	(446,460)	(446,252)

Total stockholders’ equity	1,381,910	1,376,749
Non-controlling interest – operating partnership	23,271	—

Total equity	1,405,181	1,376,749

Total liabilities and equity	$4,039,742	$3,791,631

Second Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Safety	424,117	440,410	861,882	874,728
Community	26,004	30,706	56,603	61,272
Properties	22,483	19,143	45,162	38,255
Other	37	35	95	103

	472,641	490,294	963,742	974,358

EXPENSES:
Operating
Safety	323,739	316,995	654,476	633,590
Community	22,201	23,086	46,650	46,582
Properties	6,906	5,495	13,860	11,147
Other	81	103	256	192

Total operating expenses	352,927	345,679	715,242	691,511
General and administrative	30,145	33,364	61,424	62,809
Depreciation and amortization	38,619	35,591	76,571	71,114
Asset impairments	11,717	4,706	12,253	4,706

	433,408	419,340	865,490	830,140

OPERATING INCOME	39,233	70,954	98,252	144,218

OTHER (INCOME) EXPENSE:
Interest expense, net	20,996	20,662	43,534	42,098
Other (income) expense	(2,987)	(258)	(3,520)	(254)

	18,009	20,404	40,014	41,844

INCOME BEFORE INCOME TAXES	21,224	50,550	58,238	102,374
Income tax expense	962	(1,972)	(2,814)	(4,456)

NET INCOME	$22,186	$48,578	$55,424	$97,918

Net income attributable to non-controlling interest	—	—	(1,181)	—

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$22,186	$48,578	$54,243	$97,918

BASIC EARNINGS PER SHARE	$0.19	$0.41	$0.45	$0.82

DILUTED EARNINGS PER SHARE	$0.18	$0.41	$0.45	$0.82

Second Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income attributable to common stockholders	$22,186	$48,578	$54,243	$97,918
Non-controlling interest	—	—	1,181	—

Diluted net income attributable to common stockholders	$22,186	$48,578	$55,424	$97,918
Special items:
Expenses associated with mergers and acquisitions	—	438	338	874
Expenses associated with COVID-19	8,165	—	8,165	—
Expenses associated with evaluation of corporate structure alternatives	347	—	347	—
Deferred tax expense on Kansas lease structure	—	—	3,085	—
Start-up expenses	—	2,687	—	2,687
Gain on sale of real estate assets	(2,818)	—	(2,818)	—
Asset impairments	11,717	4,706	12,253	4,706

Adjusted net income	$39,597	$56,409	$76,794	$106,185

Weighted average common shares outstanding – basic	119,630	119,080	119,483	119,026
Effect of dilutive securities:
Stock options	—	51	—	43
Restricted stock-based awards	2	131	25	112
Non-controlling interest – operating partnership units	1,342	—	1,342	—

Weighted average shares and assumed conversions—diluted	120,974	119,262	120,850	119,181

Adjusted Diluted Earnings Per Share	$0.33	$0.47	$0.63	$0.89

[1]	Reconciliations of non-GAAP amounts for the first quarter 2020, can be found on the Company’s website.

Second Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS2

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$22,186	$48,578	$55,424	$97,918
Depreciation and amortization of real estate assets	28,244	26,503	56,350	53,102
Impairment of real estate assets	9,750	4,428	10,155	4,428
Gain on sale of real estate assets	(2,818)	(287)	(2,818)	(287)

Funds From Operations	$57,362	$79,222	$119,111	$155,161
Expenses associated with mergers and acquisitions	—	438	338	874
Expenses associated with COVID-19	8,165	—	8,165	—
Expenses associated with evaluation of corporate structure alternatives	347	—	347	—
Deferred tax expense on Kansas lease structure	—	—	3,085	—
Start-up expenses	—	2,687	—	2,687
Goodwill and other impairments	1,967	278	2,098	278

Normalized Funds From Operations	$67,841	$82,625	$133,144	$159,000

Funds From Operations Per Diluted Share	$0.47	$0.66	$0.99	$1.30

Normalized Funds From Operations Per Diluted Share	$0.56	$0.69	$1.10	$1.33

[2]	Reconciliations of non-GAAP amounts for the first quarter 2020, can be found on the Company’s website.

Second Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA3

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$22,186	$48,578	$55,424	$97,918
Interest expense	23,873	21,316	48,428	43,226
Depreciation and amortization	38,619	35,591	76,571	71,114
Income tax expense	(962)	1,972	2,814	4,456

EBITDA	$83,716	$107,457	$183,237	$216,714
Expenses associated with mergers and acquisitions	—	438	338	874
Expenses associated with COVID-19	8,165	—	8,165	—
Expenses associated with evaluation of corporate structure alternatives	347	—	347	—
Start-up expenses	—	2,687	—	2,687
Gain on sale of real estate assets	(2,818)	—	(2,818)	—
Asset impairments	11,717	4,706	12,253	4,706

Adjusted EBITDA	$101,127	$115,288	$201,522	$224,981

[3]	Reconciliations of non-GAAP amounts for the first quarter 2020, can be found on the Company’s website.

Second Quarter 2020 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Start-up expenses represent the incremental operating losses incurred during the period we activate idle correctional facilities. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, M&A activity, start-up expenses, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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